Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER / CHIEF OPERATING OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and 18 U.S.C. § 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of EMAV Holdings, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i)           the accompanying report on Form 10-Q of the Company for the period ended June 30, 2015, to which this Certificate is attached (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

(ii)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: 11 August 2015                                                                           BY:       /s/ KEITH A. ROSENBAUM
KEITH A. ROSENBAUM,
Chief Financial Officer

 A signed original of this written statement required by Section 906 has been provided to EMAV Holdings, Inc. and will be retained by EMAV Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of EMAV Holdings, Inc. under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.